                                                                    Exhibit 99.1

                         HEALTHCARE SERVICES GROUP, INC.
             ANNOUNCES THE ACQUISITION OF SUMMIT SERVICES GROUP, INC

Bensalem, PA - September 18, 2006 Healthcare Services Group, Inc. (NASDAQ-HCSG)
today announced that it signed a definitive Agreement and Plan of Merger to acquire, through its wholly owned subsidiary HCSG Merger, Inc, 100% of the capital stock of privately held Summit Services Group, Inc of Newton Lower
Falls, MA for $17,200,000 and the assumption of approximately $1,000,000 in net liabilities. The acquisition is being paid for through the issuance of approximately 369,000 shares of its common stock and a cash payment of approximately $9,500,000. The agreement contains customary representations, warranties, covenants and conditions.

     Summit Services Group, Inc and Healthcare Services Group, Inc are providers of professional housekeeping, laundry and food services to long-term care and related facilities. Although there can be no assurance thereof, Healthcare expects the transaction to add approximately $50,000,000 to its annualized revenues, as well as being accretive to future earnings per share.

     Additionally, Healthcare announced that it intends to continue the repurchase of shares of its common stock on the open market. Healthcare is currently authorized to purchase up to approximately 1,248,000 shares pursuant to previous Board of Directors' actions.

     The Company also announced that it will be participating in the CL King
Best Ideas Conference, to be held on Tuesday, September 19, 2006 at the Omni
Berkshire Place Hotel in New York City, as well as the Ryan, Beck & Co First
Annual Growth Conference which is being held on Thursday, September 21, 2006 at the Sheraton Hotel in Boston, MA.

Acquisition Release

FORWARD LOOKING STATEMENTS/RISK FACTORS

This press release includes forward-looking statements that are subject to risks and uncertainties that could cause actual results or objectives to differ materially from those projected. Words such as "believes", "anticipates",
"plans", "expects", "intends", "will", "goal", and similar expressions are intended to identify forward-looking statements. The inclusion of forward-looking statements should not be regarded as a representation by us that any of our plans will be achieved. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Such risks and uncertainties include, but are not limited to, risks arising from our providing services exclusively to the health care industry, primarily providers of long-term care; credit and collection risks associated with this industry; one client accounting for approximately 19% of 2006 six month period revenues (the client completed its previously announced merger on March 14, 2006); risks associated with our acquisition of Summit Services Group, Inc., including integration risks and costs, or such business not achieving expected financial results or synergies or failure to otherwise perform as expected; our claims' experience related to workers' compensation and general liability insurance; the effects of changes in, or interpretations of laws and regulations governing the industry, including state and local regulations pertaining to the taxability of our services; and
risk factors described in our Form 10-K filed with the Securities and Exchange
Commission for the year ended December 31, 2005 in Part I thereof under
"Government Regulation of Clients", "Competition" and "Service
Agreements/Collections" and "Risk Factors". Many of our clients' revenues are highly contingent on Medicare and Medicaid reimbursement funding rates, which have been and continue to be adversely affected by the change in Medicare payments under the 1997 enactment of Medicare Prospective Payment System.

Acquisition Release

That change, and the lack of substantive reimbursement funding rate reform legislation, as well as other trends in the long-term care industry have resulted in certain of our clients filing for bankruptcy protection. Others may follow. Any decisions by the government to discontinue or adversely modify legislation related to reimbursement funding rates will have a material adverse affect on our clients. These factors, in addition to delays in payments from clients, have resulted in and could continue to result in significant additional bad debts in the future. Additionally, our operating results would also be adversely affected if unexpected increases in the costs of labor and labor related costs, materials, supplies and equipment used in performing our services could not be passed on to clients.

     In addition, we believe that to improve our financial performance we must continue to obtain service agreements with new clients, provide new services to existing clients, achieve modest price increases on current service agreements with existing clients and maintain internal cost reduction strategies at our various operational levels. Furthermore, we believe that our ability to sustain the internal development of managerial personnel is an important factor impacting future operating results and successfully executing projected growth strategies.

     Healthcare Services Group, Inc. is the largest national provider of professional housekeeping, laundry and food services to long-term care and related facilities.

Company  Contacts:
Daniel P. McCartney                        Thomas Cook
Chairman and Chief Executive Officer       President and Chief Operating Officer
215-639-4274                               215-639-4274